UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 9, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, John Schaeffer retired from Real Goods Solar, Inc.’s (the “Company”) board of directors for personal reasons. Mr. Schaeffer founded the Company in 1978 and has remained on the board ever since. His retirement will provide the opportunity for Mr. Schaeffer to spend more time with his family and grandchildren. Mr. Schaeffer’s decision to retire from the Company’s Board of Directors was not because of a disagreement with the Company on any matter.

On October 12, 2017, the Financial Industry Regulatory Authority (“FINRA”) contacted the Company to inquire about trading activity in the Company’s Class A common stock in the time period surrounding the Company’s announcement of the Company’s license agreement for the POWERHOUSE™ solar shingle system on October 4, 2017. In February 2018, FINRA notified the Company that FINRA had concluded its review and referred the matter to the US Securities and Exchange Commission (“SEC”) for whatever action, if any, the SEC deems necessary. Mr. Schaeffer has informed the Company that he is in contact with the SEC in connection with this matter. The Company has no information about the nature or scope of the SEC’s involvement in this matter. Further, the Company has not received any communication, inquiry or subpoena from the SEC in connection with this matter and has no reason to believe that the Company is implicated in any way in this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: March 12, 2018